META-304 V1.0

[February 18, 2022]

Authorized to edit:

Chief Financial Officer

CODE OF BUSINESS CONDUCT AND ETHICS

INTRODUCTION

This Code of Business Conduct and Ethics (“Code”) does not address all issues that may arise, but it is intended to document the principles of conduct and ethics to be followed by all employees, officers (including, without limitation, the Chief Executive Officer (CEO), Chief Financial Officer (CFO) and other high-ranking executive officers) and directors of Meta Materials Inc. (the “Company”).

The purpose of this Code is to:

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Promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
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Promote both the avoidance and appearance of conflicts of interest, including disclosure to an appropriate person of any material transaction or relationship that reasonably could be expected to give rise to such a conflict;
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Promote full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with, or submits to, the securities regulators and in other public communications made by the Company;
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Promote compliance with applicable governmental laws, rules and regulations;
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Promote the prompt internal reporting to an appropriate person of violations of this Code;
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Promote accountability for adherence to this Code;
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Provide guidance to employees, officers and directors to help them recognize and deal with ethical issues;
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Provide mechanisms to report unethical conduct; and
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Help foster the Company’s longstanding culture of honesty and accountability.

The Company expects all its employees, officers and directors to fully comply and act in accordance, at all times, with the principles stated above and the more detailed provisions provided hereinafter. Violations of this Code by an employee, officer or director are grounds for disciplinary action up to and including immediate termination of employment or directorship.

POLICY

Workplace

1.
A Non-discriminatory Environment

The Company (and its subsidiaries and affiliates) fosters a work environment in which all individuals are treated with respect and dignity. The Company is committed to being an equal opportunity employer that does not discriminate against employees, officers, directors or potential employees, officers or directors on the basis of race, colour, religion, sex, national origin, age, sexual orientation or disability or any other category protected by Canadian and US and regulations and, in addition, in accordance with the laws or regulations applicable in the jurisdiction where such employees, officers or directors are located. The Company will make reasonable accommodations for its employees, officers and directors in compliance with applicable laws and regulations. The Company is committed to actions and

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policies to assure fair employment, including equal treatment in hiring, promotion, training, compensation, termination and corrective action, and will not tolerate discrimination by its employees, officers, directors and agents.

2.
Harassment-Free Workplace

The Company will not tolerate harassment of its employees, officers, directors, customers or suppliers in any form. See the Harassment and Bullying Prevention and Complaint Processing Policy in the Employee Handbook.

3.
Sexual Harassment

Sexual harassment is illegal, and all employees, officers and directors are prohibited from engaging in any form of sexually harassing behaviour. Sexual harassment means any unwelcome sexual conduct, either visual, verbal, or physical, and may include, but is not limited to, unwanted sexual advances, unwanted touching and suggestive touching, language of a sexual nature, telling sexual jokes, innuendoes, suggestions, suggestive looks and displaying sexually suggestive visual materials.

4.
Substance Abuse

The Company is committed to maintaining a safe and healthy work environment free of substance abuse. Employees, officers, and directors are expected to perform their responsibilities in a professional manner and, to the degree that job performance or judgment may be hindered, be free from the effects of drugs and/or alcohol.

5.
Workplace Violence

The workplace must be free from violent behavior. Threatening, intimidating or aggressive behavior, as well as bullying, subjecting to ridicule or other similar behavior toward fellow employees or others in the workplace will not be tolerated.

6.
Employment of Family Members

Employment of more than one family member at a Company office or other premises is permissible, but the direct supervision of one family member by another is not permitted unless otherwise authorized in writing by the Chair of the Company’s Audit Committee. Except for summer and co-op students, indirect supervision of a family member by another is also discouraged and requires the prior written approval of the Chair of the Company’s Audit Committee. If allowed, any personnel actions affecting that employee must also be reviewed and expressly endorsed by the forenamed executive.

Environment, Health and Safety

1.
Environment

The Company is committed to sound environmental management. The Company is committed to managing all phases of its business in a manner that minimizes any adverse effects of its operations on the environment.

7.
Health and Safety

The Company is committed to providing a healthy and safe workplace in compliance with applicable laws, rules and regulations. Employees must be aware of the safety issues and policies that affect their job, other employees and the community in general. Managers, upon learning of any circumstance affecting or having a high likelihood of affecting the health and safety of the workplace or the community, must act immediately to address the situation. Employees must immediately advise their managers of any workplace injury or any circumstance presenting a dangerous situation to them, other co-workers or the community in general, so that timely corrective action can be taken.

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META-304 V1.0

[February 18, 2022]

Authorized to edit:

Chief Financial Officer

Third Party Relationships

1.
Conflict of Interest

Employees, officers, and directors of the Company are required to act with honesty and integrity and use good judgment to avoid any relationship or activity that might create, or appear to create, a conflict between their personal interests and the interests of the Company. Employees must disclose promptly in writing possible conflicts of interest to their manager, or if the manager is involved in the conflict of interest, to the Chair of the Company’s Audit Committee. Officers and directors must disclose promptly in writing any perceived conflicts to the Chair of the Audit Committee.

Conflicts of interest arise where an individual’s position or responsibilities with the Company present an opportunity for personal gain apart from the normal rewards of employment or directorship. They also arise where a director’s, officer’s or employee’s personal interests, loyalties or actions interfere with, or conflict in any way (or even appear to interfere or conflict) with, the interests of the Company. Such conflicts of interest can cause a director, officer or employee to give preference to personal interests in situations where corporate responsibilities should come first. Directors, officers and employees shall perform the responsibilities of their positions on the basis of what is in the best interests of the Company, free from the influence of personal considerations and relationships, and should avoid both conflicts of interests and the appearance thereof.

8.
Gifts and Entertainment

Employees, officers and directors or their immediate families shall not use their position with the Company to solicit any cash, gifts or free services from any Company customer, supplier, or contractor for their or their immediate family’s or friend’s personal benefit. Gifts or entertainment from others should not be accepted if they could be reasonably considered to be extravagant for the employee, officer or director who receives it, or otherwise improperly influence the Company’s business relationship with or create an obligation to a customer, supplier or contractor. The following are non-exclusive guidelines regarding gifts and entertainment:

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Nominal gifts and entertainment, such as logo items, pens, calendars, caps, shirts and mugs are acceptable.
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Reasonable invitations to business-related meetings, conventions, conferences or product training seminars may be accepted.
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Invitations to social, cultural or sporting events may be accepted if the cost is reasonable and your attendance serves a customary business purpose such as networking (e.g. meals, holiday parties and tickets).
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Invitations to golfing, fishing, sports events or similar trips that are usual and customary for your position within the Company and the industry and promote good working relationships with customers and suppliers may be accepted provided, in the case of employees, they are approved in advance by your manager.

To prevent violations, planned gifts or entertainment should be reviewed with the Audit Committee in advance and all such expenses shall be accurately documented.

9.
Competitive Practices

The Company firmly believes fair competition is fundamental to the continuation of the free enterprise system. The Company complies with and supports laws which prohibit restraints of trade, unfair practices, or abuse of economic power.

The Company shall not enter arrangements that unlawfully restrict its ability to compete with other businesses, or the ability of any other business organization to compete freely with the Company. The Company’s employees, officers, and

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directors shall also be prohibited from entering or discussing any unlawful arrangement or understanding that may result in unfair business practices or anticompetitive behaviour.

10.
Supplier and Contractor Relationships

The Company shall select its suppliers and contractors in a non-discriminatory manner based on the quality, price, service, delivery and supply of goods and services. This decision must never be based on personal interests or the interests of family members or friends.

Employees must promptly inform their managers, and officers and directors must promptly inform the Chair of the Audit Committee, of any relationships that create or appear to create a conflict of interest.

11.
Public Relations

The Company’s CEO and the CFO are responsible for all public relations, including all contact with the media and the financial and investment communities. Unless you are specifically and expressly authorized to represent, or speak on behalf of, the Company, you may not provide or respond to inquiries or requests for information. This includes newspapers, magazines, trade publications, radio, and television as well as any other external sources requesting information about the Company. If you are contacted about any topic, you shall immediately refer the call to one of the above individuals.

Employees must be careful not to disclose confidential, personal, or business information through public or casual discussions to the media or others. See META-303 Corporate Disclosure Policy for additional information.

12.
Government Relations

Employees, officers, and directors may participate in the political process as private citizens. It is important to separate personal political affiliation and activity and the Company’s political activities, if any, to comply with the appropriate rules and regulations relating to lobbying or attempting to influence government officials. The Company’s political activities, if any, are subject to the overall direction and discretion of the Board. The Company will not reimburse employees for money or personal time contributed to political campaigns. In addition, employees may not work on behalf of a candidate’s campaign while at work or at any time use the Company’s facilities for that purpose unless approved by the Chair of the Audit Committee.

No employee, officer or director may offer improper payments when acting on behalf of the Company.

Company funds shall not be used to make payment or provide anything of value, directly or indirectly (through agents or otherwise), in money, property, services or any other form to a government official, political party or candidate for political office in consideration for the recipient agreeing to:

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exert influence to assist the Company in obtaining or retaining business or secure any advantage; or
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commit any act in violation of a lawful duty or otherwise influence an official act.

If you are in doubt about the legitimacy of a payment that you have been requested to make, you shall promptly refer such situations to the Chair of the Audit Committee.

In addition, the Company, its employees, officers, and directors are strictly prohibited from attempting to influence any person’s testimony in any manner whatsoever in courts of justice or any administrative tribunals or other government bodies.

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13.
Directorship

Employees of the Company shall not act as directors or officers of any other corporate entity or organization, public or private, without the prior written approval of the CEO. Directorships or officerships with such entities shall not be authorized if they are contrary to the interest of the Company, which shall be determined by the CEO in his or her sole discretion. The CEO may provide authorizations for directorships/officerships that are necessary for business purposes or for directorships/officerships with charitable organizations or non-profits.

14.
Legal Compliance with Laws, Rules and Regulations (including Insider Trading Laws and Timely Disclosure)

All employees, officers, and directors of the Company are required to comply, in good faith and at all times, with both the spirit and the letter of all applicable laws, rules and regulations, and shall behave in an ethical manner. Whenever an applicable law, rule or regulation is unclear or seems to conflict with another law or any policy of the Company, including but not limited to this Code, you should seek clarification from your manager or the CEO.

Employees, officers, and directors of the Company are required to comply with the Company’s Insider Trading Policy and all other policies and procedures applicable to them that are adopted by the Company from time to time.

Employees, officers, and directors of the Company must cooperate fully with those individuals (including the Chief Financial Officer and the Corporate Secretary) responsible for preparing reports filed with the securities regulatory authorities and all other materials that are made available to the investing public to ensure those persons are aware in a timely manner of all information that is required to be disclosed. Employees, officers, and directors of the Company should also cooperate fully with the Company’s independent auditors in their audits and in assisting with the preparation of financial disclosures.

Senior officers of the Company must comply with the Company’s Corporate Disclosure Policy and provide full, fair, accurate, understandable, and timely disclosure in reports and documents filed with, or submitted to, securities regulatory authorities and other materials that are made available to the investing public.

Information and Records

1.
Confidential and Proprietary Information and Trade Secrets

Employees, officers, and directors of the Company may be exposed to certain information that is considered confidential by the Company or may be involved in the design or development of new procedures related to the business of the Company. All such information and procedures, whether or not they are the subject of copyright or patent protection, are the sole property of the Company. Employees, officers and directors shall not disclose confidential information to persons outside the Company, including family members, friends and third-party service providers, unless expressly permitted by the CFO or Chairman of the Board. Additionally, employees should only disclose such confidential information with other employees who have a “need to know” at determined in their manager’s sole discretion.

Employees, officers, and directors of the Company are responsible and accountable for safeguarding the Company’s documents and information to which they have direct or indirect access as a result of their employment or directorship with the Company.

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Chief Financial Officer

15.
Financial Reporting and Records

The Company seeks to maintain a high standard of accuracy and completeness in its financial records. These records serve as a basis for managing our business and are crucial for meeting obligations to employees, customers, investors, and others, as well as for compliance with regulatory, tax, financial reporting and other legal requirements. Employees, officers, and directors who make entries into business records or who issue regulatory or financial reports, are responsible for full, fair, accurate, timely and understandable disclosure, must fairly present all information in a truthful, accurate and timely manner, and must ensure that all information is properly recorded, classified and summarized. Such persons should also have an appropriate understanding of, and should seek in good faith to adhere to, relevant accounting and financial reporting principles, standards, laws, rules, regulations, and the Company’s financial and accounting policies, controls and procedures. No employee, officer or director will exert any influence over, coerce, mislead or in any way manipulate or attempt to manipulate the independent auditors of the Company.

16.
Record Retention

The Company maintains all records in accordance with laws and regulations regarding retention of business records. The term “business records” covers a broad range of files, reports, business plans, receipts, policies, and communications, including hard copy, electronic, audio recording, microfiche and microfilm files whether maintained at work or at home. The Company prohibits the unauthorized destruction of, or tampering with, any records, whether written or in electronic format, where the Company is required by law or government regulation to maintain such records or where it has reason to know of a threatened or pending government investigation or litigation relating to such records.

Company Assets

1.
Use of Company Property

The use of Company property for individual profit or any unlawful or unauthorized personal or unethical purpose is strictly prohibited. The Company’s assets, including information, technology, intellectual property, buildings, land, equipment, machines, software, and cash, shall only be used for business purposes, except as expressly provided by Company policy or approved in writing by your respective manager.

17.
Destruction of Property and Theft

Employees, officers, and directors of the Company shall not intentionally damage or destroy the property of the Company and others or commit theft.

18.
Intellectual Property of Others

Employees, officers, and directors of the Company shall not reproduce, distribute, or alter copyrighted materials without obtaining the written permission of the copyright owner or its authorized agents. Software used in connection with the Company’s business must be properly licensed and used only in accordance with that license.

19.
Information Technology

The Company’s information technology systems, including computers, e-mail, intranet and internet access, telephones and voice mail are the property of the Company and are to be used primarily for business purposes. The Company information technology systems may be used for minor or incidental personal messages provided that such use is kept at a minimum and such use complies with Company policy.

Employees, officers, and directors of the Company shall not use the Company’s information technology systems to:

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Allow others to gain access to the Company’s information technology systems through the use of your password or other security codes;
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Send harassing, threatening or obscene messages;
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Send chain letters;
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Access the internet for inappropriate use;
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Send copyrighted documents that are not authorized for reproduction;
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Make personal or group solicitations unless authorized by a senior officer; or
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Conduct personal commercial business.

The Company will monitor the use of its information technology systems.

PROTOCOL

This Code forms part of the conditions of employment or engagement for all employees, officers and directors of the Company, and it is the responsibility of all employees, officers, and directors of the Company to understand and comply with this Code.

If you observe or become aware of an actual or potential violation of this Code or of any law or regulation, whether committed by the Company’s employees, directors, officers or by other individuals or groups associated with the Company, it is your responsibility to report the circumstances as outlined herein and to cooperate fully with any investigation by the Company. This Code is designed to provide an atmosphere of open communication for compliance issues and to ensure that employees acting in good faith have the means to report actual or potential violations.

For assistance with compliance matters, employees should contact their manager or the CFO. If both your manager and the CFO are unable to resolve the issue, or if you are uncomfortable discussing the issue with either your manager or the CFO, you can report potential or actual infractions following the process outlined in META-302 Whistleblower Policy.

Officers and directors who become aware of any violation to this Code should promptly report them to the Chair of the Audit Committee openly or confidentially (in the manner described in the Whistleblower Policy).

Following the receipt of any complaints submitted hereunder, the Audit Committee shall promptly investigate each matter so reported and recommend that the Company take corrective disciplinary actions, if appropriate, up to and including termination of employment or directorship.

There will be no reprisals against employees, officers and directors for good faith reporting of compliance concerns or violations.

The Audit Committee shall confidentially retain any complaints received hereunder for a period of seven years.

PROCEDURE

All employees shall annually review this Code and complete a Certification of Policies form, indicating that this Code has been reviewed in its entirety, and sign and return the completed form to Human Resources.

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Chief Financial Officer

This policy was adopted by the Board effective February 18, 2022.

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